Exhibit 5

                               Bell, Boyd & Lloyd
                           THREE FIRST NATIONAL PLAZA
                       70 WEST MADISON STREET, SUITE 3300
                          CHICAGO, ILLINOIS 60602-4207
                                  312 371-1121
                                FAX 312 372-2098

                                  June 8, 1999

Managed Care Solutions, Inc.
7600 North 16th Street, #150
Phoenix, Arizona 85020

Ladies and Gentlemen:

                           1998 CEO Stock Option Plan
                       Registration Statement on Form S-8

      We have acted as counsel to Managed Care Solutions, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers an aggregate of 400,000 shares of common stock, $.01 par value, of the Company (the "Shares"), offered under the Company's 1998 CEO Stock Option Plan (the "Plan"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such other documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purposes of this opinion.

      Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized and legally existing under the law of the State of Delaware.

      2. The Company has taken all action  necessary to authorize  (i) the Plan,
         (ii) the granting of options pursuant to the Plan, and (iii) the issuance of shares of its common stock, $.01 par value, in accordance with the Plan and upon the exercise of options granted pursuant to the Plan.

      3. The Shares, when issued and paid for in accordance with the Plan and upon the exercise of options granted pursuant to the Plan will, upon such issuance, constitute legally issued, fully paid and nonassessable shares of common stock, $.01 par value, of the Company.

      We hereby consent to the filing of this Opinion Letter as an exhibit to the registration statement for the registration of the Shares under the Securities Act of 1933. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    Bell, Boyd & Lloyd